SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 3, 1995


                             FREEPORT-McMoRan INC.


            Delaware                   1-8124                13-3051048

        (State or other             (Commission             (IRS Employer
        jurisdiction of             File Number)            Identification
        incorporation or                                    Number)
        organization)

              1615 Poydras Street, New Orleans, Louisiana  70112

      Registrant's telephone number, including area code:  (504) 582-4000


                             Freeport-McMoRan Inc.


            The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 3, 1995, as set forth in the page(s) attached hereto:

Item 7.     Financial Statements and Exhibits.
            ---------------------------------

            (a) Financial statements of business acquired. The financial statements of the business acquired filed as part of this report are listed in the Financial Information Table of Contents appearing on page F-1 hereof.

            (b) Pro forma financial information. The pro forma financial statements of FTX filed as part of this report are listed in the Financial Information Table of Contents appearing on page F-1 hereof.

            (c)   Exhibits.  Not applicable.


                                   SIGNATURE
                                  ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FREEPORT-McMoRan INC.


                                    By:      /s/ John T. Eads
                                         ----------------------------------
                                                 John T. Eads
                                             Assistant Vice President &
                                          Controller - Financial Reporting

Date:  February 27, 1995


                             Freeport-McMoRan Inc.


                             Financial Information

                               Table of Contents


Pennzoil Assets Acquired
  Report of Independent Public Accountants                                F-2
  Balance Sheets as of December 31, 1993 (Audited) and
    September 30, 1994 (Unaudited)                                        F-3
  Statements of Operations and Divisional Equity for the
    Year Ended December 31, 1993 (Audited) and for the
    Nine Months Ended September 30, 1994 (Unaudited)                      F-4
  Statements of Cash Flows for the Year Ended
    December 31, 1993 (Audited) and for the Nine Months
    Ended September 30, 1994 (Unaudited)                                  F-5
  Notes to Financial Statements                                           F-6


Freeport-McMoRan Inc.
  Unaudited Pro Forma Statement of Operations for the Year
    Ended December 31, 1993                                              F-10
  Unaudited Pro Forma Statement of Operations for the Nine
    Months Ended September 30, 1994                                      F-11
  Unaudited Pro Forma Condensed Balance Sheet as of
    September 30, 1994                                                   F-12
  Notes to Pro Forma Financial Statements                                F-13






                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Pennzoil Company:

We have audited the accompanying balance sheet attributable to the domestic sulphur operations of Pennzoil Company's sulphur division identified in Note 1 (the Business) as of December 31, 1993, and the related statements of operations and divisional equity and cash flows for the year then ended.
These financial statements are the responsibility of the Business's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                          Arthur Andersen LLP

Houston, Texas
December 7, 1994






                      PENNZOIL DOMESTIC SULPHUR BUSINESS

                                 BALANCE SHEET

                                (In Thousands)



                                                 December 31,   September 30,
                                                     1993            1994
                                                 ------------   -------------
                                                                 (Unaudited)
                ASSETS
CURRENT ASSETS:
Cash and cash equivalents                           $  2,320         $ 1,994
Accounts receivable                                    7,619           7,614
Sulphur inventories                                   18,895          17,416
Materials and supplies, at average cost                3,699           3,040
Other current assets                                     296             323
                                                    --------         -------
  Total current assets                                32,829          30,387

PROPERTY, PLANT AND EQUIPMENT, at cost               178,957         186,802
Less- Accumulated depreciation, depletion
 and amortization                                    113,860         166,910
                                                    --------        --------
Net property, plant and equipment                     65,097          19,892
                                                    --------        --------
  Total assets                                      $ 97,926        $ 50,279
                                                    ========        ========
      LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
Accounts payable                                    $  5,521        $  3,616
Accrued taxes                                            254           1,758
Other current liabilities                              4,953           3,826
                                                    --------        --------
  Total current liabilities                           10,728           9,200

DEFERRED INCOME TAXES                                  7,038            -

OTHER LIABILITIES                                      2,523           3,919

COMMITMENTS AND CONTINGENCIES (Note 5)

DIVISIONAL EQUITY:
Accumulated deficit                                  (17,672)        (68,161)
Contributions from parent                             95,309         105,321
                                                   ---------       ---------
Total divisional equity                               77,637          37,160
                                                   ---------       ---------
Total liabilities and divisional equity            $  97,926       $  50,279
                                                   =========       =========

 The accompanying notes are an integral part of these financial statements.







                      PENNZOIL DOMESTIC SULPHUR BUSINESS

                STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY

                                (In Thousands)

                                                                 Nine Months
                                                  Year Ended        Ended
                                                 December 31,   September 30,
                                                     1993            1994
                                                 ------------   -------------
                                                                 (Unaudited)
REVENUES:
Net sales                                            $65,214         $39,867
Other income, net                                        857           2,477
                                                     -------         -------
                                                      66,071          42,344
                                                     -------         -------
COSTS AND EXPENSES:
Cost of sales                                         73,184          44,702
Selling, general and administrative expenses           3,566           2,341
Management fee to Pennzoil Company (Note 4)            4,230           2,327
Depreciation, depletion and amortization               7,904           3,467
Valuation adjustment (Note 1)                           -             50,200
Taxes other than income                                2,145           1,363
                                                     -------         -------
LOSS BEFORE INCOME TAXES                             (24,958)        (62,056)

INCOME TAX BENEFIT                                    (8,637)        (11,567)
                                                     -------         -------
NET LOSS                                             (16,321)        (50,489)

DIVISIONAL EQUITY:
Beginning of period                                   79,807          77,637
Contributions from parent                             14,151          10,012
                                                     -------       ---------
End of period                                        $77,637       $  37,160
                                                     =======       =========

 The accompanying notes are an integral part of these financial statements.






                      PENNZOIL DOMESTIC SULPHUR BUSINESS

                            STATEMENT OF CASH FLOWS

                                (In Thousands)

                                                                 Nine Months
                                                  Year Ended        Ended
                                                 December 31,   September 30,
                                                     1993           1994
                                                 ------------   -------------
                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                            $(16,321)       $(50,489)
Adjustments to reconcile net loss to net
  cash used in operating activities-
Depreciation, depletion and amortization               7,904           3,467
Valuation adjustment                                    -             50,200
Deferred income taxes                                 (1,482)         (7,038)
(Increase) decrease in accounts receivable            10,490             (99)
(Increase) decrease in inventories                    (4,385)          1,123
Decrease in accounts payable                         (10,030)         (1,655)
Increase (decrease) in accrued taxes                     (11)          1,504
Other current assets and liabilities, net              2,048             845
                                                    --------        --------
Net cash used in operating activities                (11,787)         (2,142)
                                                    --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                  (2,295)         (8,262)
Proceeds from sale of assets                              80              66
                                                    --------        --------
Net cash used in investing activities                 (2,215)         (8,196)
                                                    --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from parent                             14,151          10,012
                                                    --------        --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                            149            (326)

CASH AND CASH EQUIVALENTS, beginning of
  period                                               2,171           2,320
                                                    --------        --------
CASH AND CASH EQUIVALENTS, end of period            $  2,320        $  1,994
                                                    ========        ========

The accompanying notes are an integral part of these financial statements.







                      PENNZOIL DOMESTIC SULPHUR BUSINESS

                         NOTES TO FINANCIAL STATEMENTS

(Information as of and for the nine months ended September 30, 1994, is unaudited.)

1.  ORGANIZATION AND OPERATIONS:
In 1986, Pennzoil Sulphur Company was organized as a Nevada Corporation and received a capital contribution of all of Pennzoil Company's (Pennzoil's) sulphur operations, including properties and related assets and liabilities. All assets and liabilities contributed were recorded at historical cost. In October 1991, Pennzoil Sulphur Company was dissolved; all assets and liabilities were transferred at cost back to Pennzoil and the operations have been operated as a separate division (Pennzoil Sulphur) of Pennzoil since that time.

In October 1994, Pennzoil entered into an agreement to sell substantially all of the domestic operating assets (the Business) of Pennzoil Sulphur to Freeport-McMoRan Resource Partners, Limited Partnership (Freeport-McMoRan), pursuant to the terms of the Asset Purchase Agreement (the Agreement). As consideration under the Agreement, (a) Freeport-McMoRan will assume certain liabilities relating to or arising out of the Business, including environmental and employee severance obligations, (b) Pennzoil will receive a series of quarterly installment payments from Freeport-McMoRan based on prevailing future market prices of sulphur over a period not to exceed 20 years and (c) Freeport-McMoRan will purchase any remaining dry sulphur inventory over a 30-month period to the extent such inventory is not sold in export markets. In connection with this transaction, Pennzoil Sulphur recorded a valuation adjustment charge of $50.2 million in September 1994 to reduce Pennzoil Sulphur's carrying amounts to their net realizable value. Completion of this transaction, which is anticipated by December 31, 1994, is subject to a number of conditions, including the receipt of required governmental approvals.

The Business includes only the domestic assets, liabilities, operations and cash flows of Pennzoil Sulphur. Foreign assets, liabilities, operations and cash flows of Pennzoil Sulphur are excluded as they are not included as part of the sale of operating assets to Freeport-McMoRan.

Operations of the Business include the mining and marketing of sulphur produced from its Culberson County property in West Texas. Sulphur sales are made primarily to phosphate industry customers for use in the manufacture of phosphate fertilizer materials.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Basis of Presentation - The accompanying financial statements include the accounts of the Business. All significant intradivisional accounts and transactions have been eliminated. Earnings per share data has not been provided because the Business is part of a wholly owned division of Pennzoil.

Receivables - Trade receivables are presented net of an allowance for doubtful accounts of $.7 million and $.8 million at December 31, 1993, and September 30, 1994, respectively.

The Business extends credit to various companies in the sulphur industry in the normal course of business. Within this industry, a concentration of credit risk exists. Because sulphur sales are primarily made to customers for use in the manufacture of phosphate fertilizer materials, changes in economic or other conditions within this industry may impact the Business's overall credit risk. At December 31, 1993, and September 30, 1994, receivables related to this group concentration were $7.5 million and $7.1 million, respectively. Decisions to extend credit and the amount of collateral required are based on management's credit evaluation of the counterparties on a case-by-case basis.

Inventories - Substantially all sulphur inventories are reported at cost using the last-in, first-out (LIFO) method, which is lower than market. Inventories valued on the LIFO method totaled $18.8 million at December 31, 1993, and $17.3 million at September 30, 1994. The current cost of LIFO inventories was approximately $19.6 million and $21.2 million at December 31, 1993, and September 30, 1994, respectively.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Major development expenditures at operating mines which are expected to benefit future production are capitalized and depreciated on the unit-of-production method based on estimated quantities of commercially recoverable minerals. Exploration costs associated with operating mines and development costs to maintain production of operating mines are charged to expense as incurred, as are maintenance and repair costs.

Exploration costs related to specific undeveloped projects are initially capitalized. If commercially recoverable minerals are not discovered, the exploration costs are expensed. Exploration costs not identified with a specific project are charged to expense as incurred. The carrying amounts of mines are reviewed periodically, and an impairment reserve is provided as conditions warrant.

Sulphur properties are generally depreciated and depleted on the unit-of-production method, except for assets having an estimated life less than the estimated life of the mineral deposits, which are depreciated on the straight-line method. The useful lives of assets being depreciated on a straight-line basis range from three to thirty-five years.

Other Liabilities - Other liabilities consist of the following obligations allocated to the Business by Pennzoil (expressed in millions):

                                                 December 31,   September 30,
                                                     1993            1994
                                                 ------------   -------------
                                                                 (Unaudited)
Postretirement obligations                           $2.5            $2.6
Postemployment obligations                             -              1.3
                                                     ----            ----
                                                     $2.5            $3.9
                                                     ====            ====

Cash Flow Information - For purposes of the statement of cash flows, all highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. Income taxes either allocated by and credited to Pennzoil or paid directly to taxing authorities were $7.2 million in 1993 and $5.0 million in the nine months ended September 30, 1994.

Interim Financial Data - The financial statements and related information of the Business as of and for the period ended September 30, 1994, have been prepared by management of the Business in accordance with the Securities and Exchange Commission's rules and regulations for interim financial reporting. Accordingly, these financial statements and related information have been prepared without audit, and certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, these financial statements include all adjustments, consisting of normal recurring entries, which are necessary for a fair presentation of the financial position and results of operations of the Business for the periods presented, and the disclosures are adequate to make the information presented not misleading.

3.  FEDERAL AND STATE INCOME TAXES:
The Business is allocated an amount of federal income taxes equal to the amount of federal income taxes that it would pay if it was a separate corporate entity filing a separate return.

Federal and state income tax benefits consisted of the following (expressed in millions):

                                                 December 31,   September 30,
                                                     1993           1994
                                                 ------------   -------------
                                                                 (Unaudited)
Current-
  Federal                                            $(6.9)         $(4.6)
  State                                                (.2)            -
Deferred                                              (1.5)          (7.0)
                                                     -----         ------
Total tax benefit                                    $(8.6)        $(11.6)
                                                     =====         ======

The Business s deferred tax asset and liabilities are as follows (expressed in millions):

                                               December 31,     September 30,
                                                   1993              1994
                                               ------------     -------------
                                                                  (Unaudited)
Deferred tax liability                             $7.0             $ 7.4
Deferred tax asset                                   -              (17.6)
Valuation allowance                                  -               10.2
Net deferred tax asset                               -               (7.4)
                                                   ----             -----
Net deferred tax liability                         $7.0             $  -
                                                   ====             =====

The deferred tax asset resulted from the financial statement write-down of sulphur assets to their net realizable value in connection with the sale of substantially all of the Business s domestic operating assets (see Note 1), which created a tax basis in excess of that reported for financial reporting purposes. The valuation allowance of $10.2 million at September 30, 1994, was provided based on the likelihood that the Business s deferred tax asset will only be realized to the extent that existing taxable temporary differences reverse in future periods. Deferred tax liabilities result primarily from temporary differences in the tax versus financial reporting recognition of mine exploration and development costs and depreciation, and depletion and amortization of property, plant and equipment.

4.    RELATED-PARTY TRANSACTIONS:
The Business has engaged in various transactions with Pennzoil and its affiliates that are characteristic of entities under common control. As such, excess cash generated by the Business is transferred to Pennzoil on a regular basis. In addition, Pennzoil directly funds the Business s operations. Contributions from Pennzoil have no defined repayment terms, are noninterest-bearing and are included in divisional equity in the accompanying balance sheet. Pennzoil allocates costs and expenses to the Business for various costs incurred by Pennzoil directly associated with the Business s operations.

The Business was charged $22.9 million and $11.7 million during 1993 and the nine months ended September 30, 1994, respectively, for salaries, wages, retirement and postretirement benefits provided by Pennzoil. Of this amount, $20.7 million and $9.7 million, respectively, are reflected in cost of sales, and $2.2 million and $2.0 million, respectively, are reflected in selling, general and administrative expenses in the accompanying statement of operations. The Business was also charged $1.3 million in 1993 and $.7 million in the nine months ended September 30, 1994, for legal and administrative services and computer rentals. These charges are included in selling, general and administrative expenses in the accompanying statement of operations.

In addition to general and administrative costs directly associated with the Business s operations, Pennzoil has furnished to the Business certain financial, administrative, legal and other staff functions and services. The costs of providing such functions and services have been allocated to the Business using a method based on total assets, revenues and number of employees. Management believes such charges are equal to or less than what the Business would have incurred to obtain such services on its own. Such charges were $4.2 million in 1993 and $2.3 million in the nine months ended September 30, 1994, and are reflected as management fees in the accompanying statement of operations.

5.    COMMITMENTS AND CONTINGENCIES:
Total operating lease rental expense was $2.4 million in 1993 and $1.5 million in the nine months ended September 30, 1994. Aggregate minimum rental obligations subsequent to December 31, 1993, under noncancelable leases for the years ending December 31, 1994, 1995, 1996, 1997 and 1998, are estimated to be $2.1 million, $.4 million, $.4 million, $.4 million and $.4 million, respectively.

Pennzoil has been notified by the state of Texas that royalty payments for sulphur produced from its Culberson mine from 1974 to 1986 have been underpaid. Pennzoil management believes that the state s claim for additional royalties is without merit. As such, Pennzoil management believes that the ultimate resolution of this matter will not have a material effect on the financial statements of the Business. This claim is not included as part of the liabilities to be assumed by Freeport-McMoRan in the sale discussed in
Note 1.





                             Freeport-McMoRan Inc.
                  Unaudited Pro Forma Statement of Operations
                         Year Ended December 31, 1993
                                                                     Pro Forma Adjustments
                                                                    ------------------------
                                                                   Pennzoil       Fertiberia
                                               Historical          (Note 1)        (Note 2)       Pro Forma
                                               ----------         ---------       ----------      ----------
                                                           (In Thousands, Except Per Share Amounts)
Revenues                                       $1,610,581         $ 65,214         $258,073       $1,933,868
Cost of sales:
Production and delivery                         1,141,705           73,717          279,673        1,495,095
Depreciation and amortization                     191,938            3,636           (6,612)         188,962
                                               ----------         --------         --------       ----------
  Total cost of sales                           1,333,643           77,353          273,061        1,684,057
Exploration expenses                               65,080             -                -              65,080
Provision for restructuring
  charges                                          67,145             -                -              67,145
Loss on valuation and
  sale of assets, net                              64,114             -                -              64,114
General and administrative                        169,059            7,796           30,518          207,373
                                               ----------         --------         --------       ----------
  Total costs and expenses                      1,699,041           85,149          303,579        2,087,769
                                               ----------         --------         --------       ----------
Operating loss                                    (88,460)         (19,935)         (45,506)        (153,901)
Interest expense, net                             (79,882)            -                -             (79,882)
Gain on conversion/distribution
  of FCX securities                                44,116             -                -              44,116
Other expense, net                                 (2,727)          (1,288)            (856)          (4,871)
                                               ----------         --------         --------       ----------
Loss before income taxes and
  minority interests                             (126,953)         (21,223)         (46,362)        (194,538)
Provision for income taxes                        (17,854)           3,810             -             (14,044)
Minority interests in net loss of
  consolidated subsidiaries                        61,689           10,336           22,578           94,603
                                               ----------         --------         --------       ----------
Loss before changes in accounting
principle                                         (83,118)          (7,077)         (23,784)        (113,979)
Cumulative effect of changes in
  accounting principle                            (20,717)            -                -             (20,717)
                                               ----------         --------         --------       ----------
Net loss                                         (103,835)          (7,077)         (23,784)        (134,696)
Preferred dividends                               (22,368)            -                -             (22,368)
                                               ----------         --------         --------       ----------
Net loss applicable to common stock            $ (126,203)        $ (7,077)        $(23,784)      $ (157,064)
                                               ==========         ========         ========       ==========
Net loss per primary share:
Before changes in accounting
principle                                           $(.74)                                             $(.96)
Cumulative effect of changes in
  accounting principle                               (.15)                                              (.15)
                                                    -----                                             ------
                                                    $(.89)                                            $(1.11)
                                                    =====                                             ======
Average shares outstanding                        141,595                                            141,595
                                                  =======                                            =======

 The accompanying notes are an integral part of these pro forma financial statements.






                             Freeport-McMoRan Inc.
                  Unaudited Pro Forma Statement of Operations
                     Nine Months Ended September 30, 1994
                                                                   Pro Forma Adjustments
                                                                ---------------------------
                                                                Pennzoil         Fertiberia
                                              Historical        (Note 1)          (Note 2)         Pro Forma
                                              ----------        --------         ----------       ----------
                                                           (In Thousands, Except Per Share Amounts)

Revenues                                      $1,421,179        $ 39,867          $271,489        $1,732,535
Cost of sales:
Production and delivery                          943,732          44,597           250,156         1,238,485
Depreciation and amortization                     92,050           2,727            (4,959)           89,818
                                              ----------        --------          --------        ----------
  Total cost of sales                          1,035,782          47,324           245,197         1,328,303
Exploration expenses                              35,389            -                 -               35,389
General and administrative                       123,893           4,668            16,815           145,376
                                              ----------        --------          --------        ----------
  Total costs and expenses                     1,195,064          51,992           262,012         1,509,068
                                              ----------        --------          --------        ----------
Operating income (loss)                          226,115         (12,125)            9,477           223,467
Interest expense, net                            (67,626)           -                 -              (67,626)
Gain on conversion/distribution
  of FCX securities                               95,723            -                 -               95,723
Other income (expense), net                       (2,685)          1,114            (1,662)           (3,233)
                                              ----------        --------          --------        ----------
Income (loss) before income taxes
  and minority interests                         251,527         (11,011)            7,815           248,331
Provision for income taxes                       (98,548)          1,977              -              (96,571)
Minority interests in net income of
  consolidated subsidiaries                     (104,257)          5,362            (3,806)         (102,701)
                                              ----------        --------          --------        ----------
Income before extraordinary item                  48,722          (3,672)            4,009            49,059
Extraordinary loss on early
  extinguishment of debt, net                     (9,108)           -                 -               (9,108)
                                              ----------        --------          --------        ----------
Net income (loss)                                 39,614          (3,672)            4,009            39,951
Preferred dividends                              (16,563)           -                 -              (16,563)
                                              ----------        --------          --------        ----------
Net income (loss) applicable to
  common stock                                $   23,051        $ (3,672)         $  4,009        $   23,388
                                              ==========        ========          ========        ==========
Net income (loss) per primary share:
Before extraordinary item                           $.23                                                $.23
Extraordinary loss on early
  extinguishment of debt                            (.06)                                               (.06)
                                                    ----                                                ----
                                                    $.17                                                $.17
                                                    ====                                                ====

Average shares outstanding                       139,538                                             139,538
                                                 =======                                             =======

The accompanying notes are an integral part of these pro forma financial statements.






                             Freeport-McMoRan Inc.
                  Unaudited Pro Forma Condensed Balance Sheet
                              September 30, 1994
                                                                       Pro Forma Adjustments
                                                                      -----------------------
                                                                     Pennzoil      Fertiberia
                                                Historical           (Note 1)       (Note 2)       Pro Forma
                                                ----------           --------      ----------     ----------
                                                                           (In Thousands)
Cash and short-term investments                 $   28,794            $  -           $ 60,516     $   89,310
Accounts receivable                                263,319               -             97,032        360,351
Inventories                                        387,540              5,635         102,820        495,995
Prepaid expenses and other                          16,429               -               -            16,429
                                                ----------            -------        --------     ----------
  Total current assets                             696,082              5,635         260,368        962,085
Property, plant and equipment, net               3,243,457             59,538            -         3,302,995
Other assets                                       198,818               -                428        199,246
                                                ----------            -------        --------     ----------
Total assets                                    $4,138,357            $65,173        $260,796     $4,464,326
                                                ==========            =======        ========     ==========
Accounts payable and accrued
  liabilities                                   $  502,721            $17,400        $ 94,002     $  614,123
Current portion of long-term debt
  and short-term borrowings                        102,487               -               -           102,487
                                                ----------            -------        --------     ----------
Total current liabilities                          605,208             17,400          94,002        716,610
Long-term debt, less current
portion                                          1,437,129               -               -         1,437,129
Reclamation and mine shutdown
reserves                                           124,719             16,000          89,165        229,884
Accrued postretirement benefits
and other liabilities                              418,612             31,773          77,629        528,014
Deferred income taxes                              244,122               -               -           244,122
Minority interests in consolidated
  subsidiaries                                   1,497,289               -               -         1,497,289
Stockholders' equity (deficit)                    (188,722)              -               -          (188,722)
                                                ----------            -------        --------     ----------
Total liabilities and
  stockholders' equity                          $4,138,357            $65,173        $260,796     $4,464,326
                                                ==========            =======        ========     ==========

The accompanying notes are an integral part of these pro forma financial statements.




                             Freeport-McMoRan Inc.
                    Notes to Pro Forma Financial Statements


          The accompanying Pro Forma Statements of Operations have been prepared assuming the transactions discussed below occurred on January 1, 1993, whereas the Pro Forma Condensed Balance Sheet assumes the transactions occurred on September 30, 1994. The pro forma financial statements are not necessarily indicative of the actual results that would have been achieved nor are they indicative of future results.

          Both acquisitions afford Freeport-McMoRan Resource Partners, Limited Partnership (FRP) the opportunity to generate significant cost savings through operating synergies; however, for purposes of these pro forma financial statements no anticipated cost reductions or efficiencies have been reflected.

1.   Pennzoil Acquisition
     On January 4, 1995, FRP, a Delaware limited partnership and a 51.4 percent owned affiliate of Freeport-McMoRan Inc. (FTX), acquired essentially all of the domestic assets of Pennzoil Sulphur Company (Pennzoil Sulphur), a division of Pennzoil Company, effective January 1, 1995. Pennzoil Company will receive quarterly payments from FRP over 20 years based on the prevailing price of sulphur. The installment payments may be terminated earlier by FRP through the exercise of a $65 million call option, or by Pennzoil Company through a $10 million put option. Neither option may be exercised prior to 1999. The historical financial statements of the acquired Pennzoil Sulphur assets adjusted to reflect the pro forma impact of the acquisition by FRP follow:

                                             Year Ended December 31, 1993
                                         ------------------------------------
                                         Historical  Adjustments    Pro Forma
                                         ----------  -----------    ---------
                                                   (In Thousands)
 Revenues                                 $ 65,214      $  -        $ 65,214
 Production and delivery                    73,184         533 a      73,717
 Depreciation and amortization               7,904      (4,268)b       3,636
 General and administrative                  7,796        -            7,796
                                          --------      ------      --------
 Operating loss                            (23,670)      3,735       (19,935)
 Other expense                              (1,288)       -           (1,288)
                                          --------      ------      --------
 Net loss                                 $(24,958)     $3,735      $(21,223)
                                          ========      ======      ========

                                         Nine Months Ended September 30, 1994
                                         ------------------------------------
                                         Historical  Adjustments    Pro Forma
                                         ----------  -----------    ---------
                                                   (In Thousands)
 Revenues                                 $ 39,867     $  -         $ 39,867
 Production and delivery                    44,702        (105)a      44,597
 Depreciation and amortization               3,467        (740)b       2,727
 Loss on valuation of assets                50,200     (50,200)c        -
 General and administrative                  4,668        -            4,668
                                          --------     -------      --------
 Operating loss                            (63,170)     51,045       (12,125)
 Other income                                1,114        -            1,114
                                          --------     -------      --------
 Net loss                                 $(62,056)    $51,045      $(11,011)
                                          ========     =======      ========
 a. Represents the payments that would have been made to Pennzoil, based on historical sulphur price levels, less the liability which would have been recognized at the acquisition date.
 b. Represents the adjustment to reflect depreciation and amortization using FRP's purchase price.
 c. Represents the elimination of the historical valuation expense. No valuation expense would have been recorded using FRP's purchase price.



                                               As of September 30, 1994
                                        -------------------------------------
                                         Historical  Adjustments   Pro Forma*
                                         ----------  -----------   ----------
                                                    (In Thousands)
 Cash and short-term investments           $ 1,994      $(1,994)     $  -
 Accounts receivable                         7,614       (7,614)        -
 Inventories                                20,456      (14,821)       5,635
 Prepaid expenses and other                    323         (323)        -
                                           -------      -------      -------
   Total current assets                     30,387      (24,752)       5,635
 Property, plant and equipment, net         19,892       39,646       59,538
                                           -------      -------      -------
 Total assets                              $50,279      $14,894      $65,173
                                           =======      =======      =======

 Accounts payable and accrued
   liabilities                             $ 9,200      $ 8,200      $17,400
 Reclamation and mine shutdown
   reserves                                   -          16,000       16,000
 Other liabilities                           3,919       27,854       31,773
 Equity                                     37,160      (37,160)        -
                                           -------      -------      -------
 Total liabilities and equity              $50,279      $14,894      $65,173
                                           =======      =======      =======

 * Represents the allocation of the purchase price. "Other liabilities" represents the net present value of the estimated future payments to Pennzoil based on current sulphur prices.

2.   Fertiberia Acquisition
     FRP has agreed in principle to acquire Fertiberia, S.L., the restructured nitrogen and phosphate fertilizer business of Ercros, S.A., a Spanish conglomerate. Since September 1993, FRP has managed this company with the goal of establishing Fertiberia as a financially viable concern. FRP intends to continue to work with the Spanish authorities in improving the operations of Fertiberia and eventually to acquire essentially all of the company's capital stock, in return for agreeing to make a capital contribution of $11.5 million upon closing and a further contingent payment of $10 million in January 1998. As part of the agreement, $38.5 million of nonrecourse financing has been arranged at Fertiberia with payment terms dependent upon its financial performance. The acquisition of Fertiberia, one of the largest fertilizer manufacturers in Europe, is conditioned upon satisfaction of a number of issues.

          Under the current terms of the preliminary purchase agreement, FRP would record a significant amount of negative goodwill (shown as "other liabilities" in the Pro Forma Condensed Balance Sheet) associated with the Fertiberia purchase. This negative goodwill is being amortized based on Fertiberia's historical depreciable lives and results in a decrease to depreciation and amortization expense.